UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2026

Sysco Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-297217	42-1897852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (Zip Code)

(281) 584-1390

(Registrant’s telephone number, including area code)

New Slider Holdco, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On and effective as of July 28, 2026, New Slider Holdco, Inc., a Delaware corporation (the “Company”), filed a certificate of amendment (the “Amendment”) amending the Company’s Certificate of Incorporation (the “Certificate”), with the Secretary of State of the State of Delaware to change its name from “New Slider Holdco, Inc.” to “Sysco Holdings Corporation” (the “Name Change”). The Name Change does not affect the rights of the Company’s stockholders, and there were no other changes to the Certificate.

The foregoing description of the Amendment is qualified in its entirety by reference to copy of the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of New Slider Holdco, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2026

Sysco Holdings Corporation

By:	/s/ Andrew Wurdack
	Name:	Andrew Wurdack
	Title:	Secretary